RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR
                           RAMP SERIES 2004-SL4 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

           MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-SL4

      $ 4,366                   0.00%           CLASS A-PO CERTIFICATES
    ---------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated December 22, 2004
                                       to
                       Prospectus dated December 22, 2004

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 22, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-PO Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-PO Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-PO Certificates. It is expected that delivery of the Class A-PO Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-PO Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-PO Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-PO Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-PO Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-PO Certificates. The Class PO underwriter intends to make a secondary market in the Class A-PO Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-PO Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Loan Characteristics--Group II Loans" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE GROUP II LOANS

                          NUMBER OF                  PERCENT OF       AVERAGE      WEIGHTED
                          GROUP II      PRINCIPAL     GROUP II       PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE          LOANS        BALANCE        LOANS         BALANCE        RATIO
----------------------   -----------   -----------   -----------    -----------   -----------
520 - 539 ............             1   $    51,326          0.22%   $    51,326         83.00%
540 - 559 ............             1        70,052          0.31         70,052         64.00
640 - 659 ............             3     1,252,482          5.45        417,494         66.86
660 - 679 ............             3     1,389,247          6.05        463,082         77.55
680 - 699 ............             2     1,134,751          4.94        567,375         59.72
700 - 719 ............             7     2,720,570         11.85        388,653         69.69
720 - 739 ............             6     2,151,523          9.37        358,587         62.18
740 - 759 ............             3     1,362,653          5.93        454,218         69.58
760 or greater .......            33    12,829,012         55.87        388,758         63.00
                         -----------   -----------   -----------    -----------   -----------
Total ................            59   $22,961,617        100.00%   $   389,180         65.08%
                         ===========   ===========   ===========

As of March 1, 2005, the weighted average credit score of the Group II Loans was 751.

For substantially all of the Group II Loans, the credit score was updated prior to March 1, 2005.


        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE      AVERAGE       WEIGHTED
                                         GROUP II     PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        AVERAGE
OCCUPANCY                                 LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Primary Residence ..................            58   $22,891,564         99.69%   $   394,682           751         65.09%
Second/Vacation ....................             1        70,052          0.31         70,052           541         64.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

                                           PURPOSE OF THE GROUP II LOANS

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE      AVERAGE       WEIGHTED
                                         GROUP II     PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        AVERAGE
LOAN PURPOSE                              LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Purchase ...........................            23   $ 8,641,983         37.64%   $   375,738           742         70.63%
Rate/Term Refinance ................            24     9,726,372         42.36        405,266           759         65.15
Equity Refinance ...................            12     4,593,261         20.00        382,772           748         54.52
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE      AVERAGE       WEIGHTED
                                         GROUP II     PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        AVERAGE
PROPERTY TYPE                             LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Single-family detached .............            45   $17,755,273         77.33%   $   394,562           758         63.36%
Planned Unit Developments (detached)            13     5,136,291         22.37        395,099           729         71.06
Condo Low-Rise (less than 5 stories)             1        70,052          0.31         70,052           541         64.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE      AVERAGE       WEIGHTED
                                         GROUP II     PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        AVERAGE
STATE                                     LOANS        BALANCE       LOANS          BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
California .........................            31   $12,460,226         54.27%   $   401,943           764         63.77%
Colorado ...........................             2       731,416          3.19        365,708           754         77.00
Delaware ...........................             1       326,210          1.42        326,210           650         66.00
Florida ............................             3     1,200,350          5.23        400,117           740         65.58
Georgia ............................             1       508,116          2.21        508,116           693         68.00
Illinois ...........................             1       345,039          1.50        345,039           760         66.00
Kentucky ...........................             1       472,976          2.06        472,976           676         78.00
Massachusetts ......................             1       425,194          1.85        425,194           709         59.00
Maryland ...........................             2       891,813          3.88        445,906           742         76.92
Minnesota ..........................             1       450,045          1.96        450,045           795         77.00
New Hampshire ......................             1       176,865          0.77        176,865           729         68.00
New Jersey .........................             4     1,226,184          5.34        306,546           773         53.36
New York ...........................             1       323,885          1.41        323,885           728         59.00
Oregon .............................             1       351,562          1.53        351,562           737         77.00
Pennsylvania .......................             1       398,750          1.74        398,750           768         78.00
Texas ..............................             3     1,389,657          6.05        463,219           698         69.45
Virginia ...........................             3       803,093          3.50        267,698           734         66.73
Washington .........................             1       480,236          2.09        480,236           768         33.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

         As of March 1, 2005, no more than 3.6% of the Group II Loans were secured by mortgaged properties located in any one zip code area in California and no more than 2.5% of the Group II Loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE GROUP II LOANS

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE      AVERAGE       WEIGHTED
                                         GROUP II     PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Full Documentation .................            54   $21,130,586         92.03%   $   391,307           748         66.26%
Reduced Documentation ..............             5     1,831,031          7.97        366,206           783         51.45
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

                      MORTGAGE RATES OF THE GROUP II LOANS

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE      AVERAGE       WEIGHTED
                                         GROUP II     PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
6.0000 - 6.4999 ....................             4   $ 1,191,567          5.19%   $   297,892           696         70.75%
6.5000 - 6.9999 ....................            49    19,415,934         84.56        396,244           753         65.21
7.0000 - 7.4999 ....................             6     2,354,116         10.25        392,353           759         61.16
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average mortgage rate of the Group II Loans was approximately 6.7451% per annum.

                    NET MORTGAGE RATES OF THE GROUP II LOANS

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE      AVERAGE       WEIGHTED
                                         GROUP II     PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
5.5000 - 5.9999 ....................             1   $   524,582          2.28%   $   524,582           647         65.00%
6.0000 - 6.4999 ....................            58    22,437,034         97.72        386,845           753         65.08
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average net mortgage rates of the Group II Loans was approximately 6.3868%.


                ORIGINAL PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE      AVERAGE       WEIGHTED
                                         GROUP II     PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
   100,000 or less .................             2   $   121,379          0.53%   $    60,689           532         72.03%
   100,001-200,000 .................             3       458,614          2.00        152,871           773         55.81
   200,001-300,000 .................             1       204,267          0.89        204,267           760         64.00
   300,001-400,000 .................            23     8,033,436         34.99        349,280           755         66.39
   400,001-500,000 .................            20     8,548,733         37.23        427,437           756         67.22
   500,001-600,000 .................             5     2,664,184         11.60        532,837           742         68.73
   600,001-700,000 .................             5     2,931,004         12.76        586,201           734         53.20
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

                    ORIGINAL LTV RATIOS OF THE GROUP II LOANS

                                                                                                   WEIGHTED
                                                               PERCENT OF          AVERAGE          AVERAGE
                               NUMBER OF       PRINCIPAL        GROUP II          PRINCIPAL         CREDIT
ORIGINAL LTV RATIO (%)      GROUP II LOANS      BALANCE           LOANS            BALANCE           SCORE
-------------------------   --------------   --------------   --------------    --------------   --------------
00.01-50.00 .............                7   $    2,799,097            12.19%   $      399,871              771
50.01-55.00 .............                4        2,038,890             8.88           509,723              731
60.01-65.00 .............                8        3,006,985            13.10           375,873              776
65.01-70.00 .............               10        3,724,034            16.22           372,403              747
70.01-75.00 .............                7        2,676,709            11.66           382,387              761
75.01-80.00 .............               20        7,997,213            34.83           399,861              742
85.01-90.00 .............                3          718,689             3.13           239,563              700
                            --------------   --------------   --------------    --------------   --------------
Total ...................               59   $   22,961,617           100.00%   $      389,180              751
                            ==============   ==============   ==============

         As of March 1, 2005, the weighted average loan-to-value ratio at origination of the Group II Loans was approximately 68.29%.

               CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP II LOANS

                                                                   PERCENTAGE                    WEIGHTED
                                        NUMBER OF                      OF           AVERAGE      AVERAGE
      CURRENT LOAN-TO-VALUE             GROUP II      PRINCIPAL     GROUP II       PRINCIPAL      CREDIT
             RATIO (%)                    LOANS        BALANCE        LOANS         BALANCE        SCORE
------------------------------------   -----------   -----------   -----------    -----------   -----------
00.01 - 50.00 ......................             8   $ 3,135,318         13.65%   $   391,915           766
50.01 - 55.00 ......................             3     1,702,669          7.42        567,556           733
55.01 - 60.00 ......................             7     2,397,628         10.44        342,518           767
60.01 - 65.00 ......................             8     2,830,201         12.33        353,775           744
65.01 - 70.00 ......................            10     3,809,907         16.59        380,991           747
70.01 - 75.00 ......................             8     3,079,670         13.41        384,959           776
75.01 - 80.00 ......................            13     5,608,563         24.43        431,428           737
80.01 - 85.00 ......................             1        51,326          0.22         51,326           520
85.01 - 90.00 ......................             1       346,334          1.51        346,334           710
                                       -----------   -----------   -----------    -----------   -----------
     Total .........................            59   $22,961,617        100.00%   $   389,180           751
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average current loan-to-value ratio of the Group II Loans will be approximately 65.08%.

                         SEASONING OF THE GROUP II LOANS

                                                                                                               WEIGHTED
                                                                                                               AVERAGE
                                                                   PERCENTAGE                    WEIGHTED       CURRENT
                                        NUMBER OF                      OF           AVERAGE       AVERAGE       LOAN-TO-
                                        GROUP II      PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        VALUE
        SEASONING IN MONTHS               LOANS        BALANCE        LOANS         BALANCE        SCORE         RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
25 - 36 ............................            41   $17,363,819         75.62%   $   423,508           757         67.26%
37 - 48 ............................            10     3,646,539         15.88        364,654           733         58.70
73 - 84 ............................             3       265,164          1.15         88,388           677         63.34
121 - 132 ..........................             1       321,029          1.40        321,029           718         75.00
133 - 144 ..........................             4     1,365,067          5.94        341,267           735         52.44
                                       -----------   -----------   -----------    -----------   -----------   -----------
     Total .........................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average seasoning of the Group II Loans is 43 months.


                 PREPAYMENT PENALTY TERMS OF THE GROUP II LOANS

                                                                                                               WEIGHTED
                                                                                                               AVERAGE
                                                                   PERCENTAGE                    WEIGHTED       CURRENT
                                        NUMBER OF                      OF           AVERAGE       AVERAGE       LOAN-TO-
                                        GROUP II      PRINCIPAL     GROUP II       PRINCIPAL      CREDIT        VALUE
     PREPAYMENT PENALTY TERM              LOANS        BALANCE        LOANS         BALANCE        SCORE        RATIO
------------------------------------   -----------   -----------   -----------    -----------   -----------   -----------
None ...............................            46   $17,199,001         74.90%   $   373,891           747         66.81%
60 Months ..........................            13     5,762,615         25.10        443,278           762         59.93
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total ..............................            59   $22,961,617        100.00%   $   389,180           751         65.08%
                                       ===========   ===========   ===========

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Loan Characteristics--Mortgage Loans Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                  CREDIT SCORE OF THE AGGREGATE MORTGAGE LOANS

                                   NUMBER OF                    PERCENT OF
                                   AGGREGATE                    AGGREGATE        AVERAGE        WEIGHTED
                                   MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL     AVERAGE LTV
CREDIT SCORE RANGE                   LOANS        BALANCE         LOANS          BALANCE         RATIO
------------------------------   ------------   ------------   ------------    ------------   ------------
499 or less ..................             64   $  7,869,793           4.31%   $    122,966          68.97%
500 - 519 ....................             38      4,295,370           2.35         113,036          71.20
520 - 539 ....................             55      7,532,230           4.13         136,950          71.44
540 - 559 ....................             43      4,331,564           2.37         100,734          73.25
560 - 579 ....................             38      4,506,757           2.47         118,599          64.78
580 - 599 ....................             54      7,877,716           4.32         145,884          68.72
600 - 619 ....................             57      6,359,803           3.48         111,575          63.17
620 - 639 ....................             40      4,657,541           2.55         116,439          64.65
640 - 659 ....................             47      8,703,373           4.77         185,178          68.02
660 - 679 ....................             54     12,271,995           6.72         227,259          63.79
680 - 699 ....................             49     11,035,270           6.05         225,210          60.21
700 - 719 ....................             53     11,934,927           6.54         225,187          60.67
720 - 739 ....................             53     12,081,986           6.62         227,962          51.31
740 - 759 ....................             45      8,787,033           4.81         195,267          54.85
760 or greater ...............            283     68,340,756          37.45         241,487          53.31
                                 ------------   ------------   ------------    ------------   ------------
Subtotal with Credit Score ...            973   $180,586,116          98.95%   $    185,597          59.52%
Not Available ................             17      1,908,437           1.05         112,261          54.28
                                 ------------   ------------   ------------    ------------   ------------
Total ........................            990   $182,494,553         100.00%   $    184,338          59.46%
                                 ============   ============   ============

         The weighted average credit score of the aggregate mortgage loans was 696.

         For substantially all of the aggregate mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES OF THE AGGREGATE MORTGAGE LOANS

                             NUMBER OF                    PERCENT OF                     WEIGHTED
                             AGGREGATE                    AGGREGATE        AVERAGE        AVERAGE       WEIGHTED
                             MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT         AVERAGE
OCCUPANCY                      LOANS        BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
------------------------   ------------   ------------   ------------    ------------   ------------   ------------
Primary Residence ......            807   $165,314,951          90.59%   $    204,851            702          58.35%
Second/Vacation ........             48      6,646,129           3.64         138,461            692          62.16
Non Owner-occupied .....            135     10,533,473           5.77          78,026            610          75.28
                           ------------   ------------   ------------    ------------   ------------   ------------
Total ..................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                           ============   ============   ============

                     PURPOSE OF THE AGGREGATE MORTGAGE LOANS

                             NUMBER OF                    PERCENT OF                     WEIGHTED
                             AGGREGATE                    AGGREGATE        AVERAGE        AVERAGE       WEIGHTED
                             MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT         AVERAGE
LOAN PURPOSE                  LOANS         BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
------------------------   ------------   ------------   ------------    ------------   ------------   ------------
Purchase ...............            369   $ 60,597,656          33.21%   $    164,221            683          66.74%
Rate/Term Refinance ....            409     83,463,581          45.73         204,067            708          56.28
Equity Refinance .......            212     38,433,316          21.06         181,289            691          54.90
                           ------------   ------------   ------------    ------------   ------------   ------------
Total ..................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                           ============   ============   ============


            MORTGAGED PROPERTY TYPES OF THE AGGREGATE MORTGAGE LOANS

                                        NUMBER OF                    PERCENT OF                     WEIGHTED
                                        AGGREGATE                     AGGREGATE        AVERAGE       AVERAGE         WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT          AVERAGE
PROPERTY TYPE                             LOANS         BALANCE         LOANS          BALANCE         SCORE         LTV RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
Single-family detached .............            705   $131,820,646          72.23%   $    186,980            702          57.32%
Planned Unit Developments (detached)            143     33,787,199          18.51         236,274            696          62.94
Two-to-four family units ...........             58      7,007,721           3.84         120,823            601          74.89
Condo Low-Rise (less than 5 stories)             44      5,748,027           3.15         130,637            694          63.37
Planned Unit Developments (attached)             18      1,923,824           1.05         106,879            677          72.38
Townhouse ..........................              8        908,558           0.50         113,570            673          68.36
Manufactured Home ..................             10        634,696           0.35          63,470            629          66.16
Condo High-Rise (9 stories or more)               3        510,184           0.28         170,061            727          65.55
Condo Mid-Rise (5 to 8 stories) ....              1        153,697           0.08         153,697            801          25.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total ..............................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                                       ============   ============   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                        OF THE AGGREGATE MORTGAGE LOANS

                                        NUMBER OF                    PERCENT OF                     WEIGHTED
                                        AGGREGATE                     AGGREGATE        AVERAGE       AVERAGE         WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT          AVERAGE
STATE                                     LOANS          BALANCE        LOANS          BALANCE         SCORE        LTV RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
Alabama ............................              8   $  1,402,450           0.77%   $    175,306            705          63.77%
Arkansas ...........................              2        573,157           0.31         286,578            772          64.23
Arizona ............................             21      2,320,585           1.27         110,504            603          76.32
California .........................            199     55,152,030          30.22         277,146            732          55.57
Colorado ...........................             19      4,068,898           2.23         214,153            663          70.06
Connecticut ........................             18      4,664,694           2.56         259,150            746          56.58
District of Columbia ...............              3        653,044           0.36         217,681            788          47.29
Delaware ...........................              6        924,107           0.51         154,018            679          62.22
Florida ............................            118     17,416,938           9.54         147,601            675          60.34
Georgia ............................             38      7,040,916           3.86         185,287            677          62.29
Hawaii .............................              2      1,033,868           0.57         516,934            750          64.84
Idaho ..............................              5        482,765           0.26          96,553            597          77.69
Illinois ...........................             24      3,587,236           1.97         149,468            658          59.79
Indiana ............................             10        588,363           0.32          58,836            623          74.16
Kentucky ...........................              3        841,712           0.46         280,571            698          70.51
Louisiana ..........................             11      2,173,186           1.19         197,562            646          71.96
Massachusetts ......................              7      1,095,181           0.60         156,454            685          51.71
Maryland ...........................             25      5,123,709           2.81         204,948            654          60.66
Maine ..............................              1         81,548           0.04          81,548            595          71.00
Michigan ...........................             20      1,689,767           0.93          84,488            577          64.79
Minnesota ..........................              9      2,051,917           1.12         227,991            724          56.97
Missouri ...........................              9      1,398,395           0.77         155,377            680          72.69
Mississippi ........................              2      1,015,153           0.56         507,576            658          65.48
Montana ............................              1         82,326           0.05          82,326            619          80.00
North Carolina .....................             18      3,197,307           1.75         177,628            673          66.07
Nebraska ...........................              3        151,202           0.08          50,401            554          74.47
New Hampshire ......................              3        247,385           0.14          82,462            712          63.93
New Jersey .........................             46      7,107,704           3.89         154,515            687          52.25
New Mexico .........................              7      1,046,353           0.57         149,479            702          68.93
Nevada .............................             10      1,526,659           0.84         152,666            622          67.54
New York ...........................            107     16,487,684           9.03         154,091            695          50.46
Ohio ...............................             22      1,728,057           0.95          78,548            600          70.38
Oklahoma ...........................              5        447,255           0.25          89,451            741          70.69
Oregon .............................             14      2,292,752           1.26         163,768            656          67.86
Pennsylvania .......................             20      1,918,498           1.05          95,925            640          69.59
Rhode Island .......................              3        621,343           0.34         207,114            763          52.43
South Carolina .....................             12      1,452,386           0.80         121,032            688          64.25
Tennessee ..........................              9      1,555,421           0.85         172,825            687          68.39
Texas ..............................             86     14,293,728           7.83         166,206            682          64.22
Utah ...............................             17      3,724,084           2.04         219,064            667          70.30
Virginia ...........................             24      5,346,518           2.93         222,772            742          58.94
Washington .........................             16      3,365,004           1.84         210,313            698          54.35
Wisconsin ..........................              6        470,342           0.26          78,390            592          65.63
Wyoming ............................              1         52,931           0.03          52,931            512          76.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total ..............................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                                       ============   ============   ============

         No more than 1.0% of the aggregate mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.7% of the aggregate mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

               DOCUMENTATION TYPES OF THE AGGREGATE MORTGAGE LOANS

                                        NUMBER OF                    PERCENT OF                     WEIGHTED
                                        AGGREGATE                     AGGREGATE        AVERAGE       AVERAGE         WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT          AVERAGE
DOCUMENTATION TYPE                         LOANS        BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
Full Documentation .................            694   $141,386,480          77.47%   $    203,727            703          60.30%
Reduced Documentation ..............            296     41,108,073          22.53         138,879            674          56.58
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total ..............................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                                       ============   ============   ============

                 MORTGAGE RATES OF THE AGGREGATE MORTGAGE LOANS

                                        NUMBER OF                    PERCENT OF                     WEIGHTED
                                        AGGREGATE                     AGGREGATE        AVERAGE       AVERAGE         WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT          AVERAGE
MORTGAGE RATES (%)                         LOANS        BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
5.5000 - 5.9999 ....................              2   $    600,396           0.33%   $    300,198            766          25.29%
6.0000 - 6.4999 ....................             26      6,123,049           3.36         235,502            751          48.65
6.5000 - 6.9999 ....................            243     65,033,267          35.64         267,627            741          53.83
7.0000 - 7.4999 ....................            226     53,405,610          29.26         236,308            701          60.13
7.5000 - 7.9999 ....................            248     34,199,244          18.74         137,900            657          62.76
8.0000 - 8.4999 ....................            139     13,788,321           7.56          99,197            599          71.01
8.5000 - 8.9999 ....................             77      7,181,658           3.94          93,268            595          73.80
9.0000 - 9.4999 ....................             18      1,576,860           0.86          87,603            568          81.17
9.5000 - 9.9999 ....................              7        419,772           0.23          59,967            627          75.53
11.0000 - 11.4999 ..................              3        153,197           0.08          51,066            618          71.99
14.5000 - 14.9999 ..................              1         13,181           0.01          13,181            503          60.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total ..............................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average mortgage rate of the aggregate mortgage loans was approximately 7.2441% per annum.

               NET MORTGAGE RATES OF THE AGGREGATE MORTGAGE LOANS

                                        NUMBER OF                    PERCENT OF                     WEIGHTED
                                        AGGREGATE                     AGGREGATE        AVERAGE       AVERAGE         WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT          AVERAGE
NET MORTGAGE RATE (%)                     LOANS         BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
5.5000 - 5.9999 ....................             15   $  3,869,713           2.12%   $    257,981            743          44.78%
6.0000 - 6.4999 ....................            166     43,736,889          23.97         263,475            751          52.88
6.5000 - 6.9999 ....................            279     67,645,784          37.07         242,458            717          58.26
7.0000 - 7.4999 ....................            233     36,973,321          20.26         158,684            649          61.62
7.5000 - 7.9999 ....................            172     18,641,550          10.21         108,381            634          68.28
8.0000 - 8.4999 ....................             90      8,835,330           4.84          98,170            589          74.72
8.5000 - 8.9999 ....................             23      2,062,573           1.13          89,677            595          76.24
9.0000 - 9.4999 ....................              7        529,161           0.29          75,594            595          78.61
9.5000 - 9.9999 ....................              1         33,854           0.02          33,854            544          76.00
10.5000 - 10.9999 ..................              3        153,197           0.08          51,066            618          71.99
13.5000 - 13.9999 ..................              1         13,181           0.01          13,181            503          60.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total ..............................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average of the net mortgage rate of the Aggregate Mortgage Loans was approximately 6.9218%.


           ORIGINAL PRINCIPAL BALANCES OF THE AGGREGATE MORTGAGE LOANS

                                        NUMBER OF                    PERCENT OF                     WEIGHTED
                                        AGGREGATE                     AGGREGATE        AVERAGE       AVERAGE         WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT          AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)         LOANS        BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
   100,000 or less .................            306   $ 17,929,644           9.82%   $     58,594            603          69.70%
   100,001-200,000 .................            177     19,847,355          10.88         112,132            625          67.15
   200,001-300,000 .................            101     17,973,290           9.85         177,953            638          60.65
   300,001-400,000 .................            200     52,332,737          28.68         261,664            728          58.68
   400,001-500,000 .................            131     42,040,183          23.04         320,917            729          56.63
   500,001-600,000 .................             43     15,502,643           8.49         360,527            731          54.53
   600,001-700,000 .................             22     10,845,311           5.94         492,969            727          54.77
   700,001-800,000 .................              4      2,192,044           1.20         548,011            701          48.42
   800,001-900,000 .................              2      1,436,644           0.79         718,322            735          46.00
   900,001-1,000,000 ...............              4      2,394,703           1.31         598,676            733          48.48
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total ..............................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                                       ============   ============   ============

               ORIGINAL LTV RATIOS OF THE AGGREGATE MORTGAGE LOANS

                                        NUMBER OF                     PERCENT OF                     WEIGHTED
                                        AGGREGATE                     AGGREGATE        AVERAGE        AVERAGE
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL        CREDIT
ORIGINAL LTV RATIO (%)                    LOANS         BALANCE         LOANS          BALANCE         SCORE
------------------------------------   ------------   ------------   ------------    ------------   ------------
00.01-50.00 ........................             75   $ 14,833,017           8.13%   $    197,774            761
50.01-55.00 ........................             46     11,056,022           6.06         240,348            738
55.01-60.00 ........................             59     13,748,750           7.53         233,030            726
60.01-65.00 ........................             55     11,487,428           6.29         208,862            718
65.01-70.00 ........................            137     27,359,658          14.99         199,706            704
70.01-75.00 ........................            161     29,675,520          16.26         184,320            691
75.01-80.00 ........................            287     54,300,112          29.75         189,199            687
80.01-85.00 ........................             32      3,536,748           1.94         110,523            608
85.01-90.00 ........................            113     13,155,124           7.21         116,417            623
90.01-95.00 ........................             25      3,342,175           1.83         133,687            600
                                       ------------   ------------   ------------    ------------   ------------
Total ..............................            990   $182,494,553         100.00%   $    184,338            696
                                       ============   ============   ============

         The weighted average loan-to-value ratio at origination of the aggregate mortgage loans was approximately 70.64%.

          CURRENT LOAN-TO-VALUE RATIOS OF THE AGGREGATE MORTGAGE LOANS

                                        NUMBER OF                     PERCENT OF                     WEIGHTED
                                        AGGREGATE                     AGGREGATE        AVERAGE        AVERAGE
      CURRENT LOAN-TO-VALUE             MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL        CREDIT
            RATIO (%)                     LOANS         BALANCE         LOANS          BALANCE         SCORE
------------------------------------   ------------   ------------   ------------    ------------   ------------
00.01-50.00 ........................            288   $ 45,959,810          25.18%   $    159,583            750
50.01-55.00 ........................             55     13,019,242           7.13         236,713            704
55.01-60.00 ........................             75     17,759,224           9.73         236,790            701
60.01-65.00 ........................             99     21,657,397          11.87         218,762            681
65.01-70.00 ........................            108     25,222,445          13.82         233,541            690
70.01-75.00 ........................            162     27,459,086          15.05         169,501            663
75.01-80.00 ........................             92     19,011,934          10.42         206,651            699
80.01-85.00 ........................             73      7,507,785           4.11         102,846            587
85.01-90.00 ........................             33      4,052,150           2.22         122,792            587
90.01-95.00 ........................              5        845,481           0.46         169,096            651
                                       ------------   ------------   ------------    ------------   ------------
     Total .........................            990   $182,494,553         100.00%   $    184,338            696
                                       ============   ============   ============

         The weighted average current loan-to-value ratio of the aggregate mortgage loans will be approximately 59.46%.


                    SEASONING OF THE AGGREGATE MORTGAGE LOANS

                                                                      PERCENTAGE                                    WEIGHTED
                                        NUMBER OF                         OF                         WEIGHTED       AVERAGE
                                        AGGREGATE                      AGGREGATE       AVERAGE       AVERAGE      CURRENT LOAN-
                                        MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT       -TO-VALUE
    SEASONING IN MONTHS                   LOANS         BALANCE          LOANS         BALANCE         SCORE          RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
25 - 36 ............................            109   $ 43,076,804          23.60%   $    395,200            733          66.64%
37 - 48 ............................             84     28,034,395          15.36         333,743            738          57.40
49 - 60 ............................             13      1,160,327           0.64          89,256            557          77.45
61 - 72 ............................            146     17,525,737           9.60         120,039            610          71.04
73 - 84 ............................            291     32,815,209          17.98         112,767            650          67.21
85 - 96 ............................             12      1,180,887           0.65          98,407            719          62.74
97 - 108 ...........................              5        653,487           0.36         130,697            587          63.05
109 - 120 ..........................             12      2,029,242           1.11         169,103            557          65.83
121 - 132 ..........................             66     12,175,753           6.67         184,481            707          47.23
133 - 144 ..........................            252     43,842,713          24.02         173,979            709          45.80
                                       ------------   ------------   ------------    ------------   ------------   ------------
     Total .........................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                                       ============   ============   ============

         The weighted average seasoning of the aggregate mortgage loans is 78 months.


            PREPAYMENT PENALTY TERMS OF THE AGGREGATE MORTGAGE LOANS

                                                                      PERCENTAGE                                    WEIGHTED
                                        NUMBER OF                         OF                         WEIGHTED       AVERAGE
                                        AGGREGATE                      AGGREGATE       AVERAGE       AVERAGE      CURRENT LOAN-
                                        MORTGAGE       PRINCIPAL       MORTGAGE       PRINCIPAL       CREDIT       -TO-VALUE
    PREPAYMENT PENALTY TERM               LOANS         BALANCE          LOANS         BALANCE         SCORE          RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
None ...............................            954   $169,023,888          92.62%   $    177,174            691          59.54%
60 Months ..........................             36     13,470,665           7.38         374,185            758          58.53
                                       ------------   ------------   ------------    ------------   ------------   ------------
     Total .........................            990   $182,494,553         100.00%   $    184,338            696          59.46%
                                       ============   ============   ============

         The decrement table for the Class A-PO Certificates under the section entitled "Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                         CLASS A-PO CERTIFICATES
                                                 -----------------------------------------
                                                   0%       6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
----------------------------------------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      95       79       53       42       33
April 2009 ...................................      93       73       42       31       22
April 2010 ...................................      92       67       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      87       57       22       13        7
April 2013 ...................................      85       52       17        9        5
April 2014 ...................................      83       47       14        7        3
April 2015 ...................................      80       43       11        5        2
April 2016 ...................................      77       39        9        4        2
April 2017 ...................................      74       35        7        3        1
April 2018 ...................................      71       32        5        2        1
April 2019 ...................................      68       29        4        1        *
April 2020 ...................................      64       25        3        1        *
April 2021 ...................................      61       23        3        1        *
April 2022 ...................................      57       20        2        1        *
April 2023 ...................................      52       17        1        *        *
April 2024 ...................................      48       15        1        *        *
April 2025 ...................................      43       12        1        *        *
April 2026 ...................................      38       10        1        *        *
April 2027 ...................................      32        8        *        *        *
April 2028 ...................................      27        6        *        *        *
April 2029 ...................................      20        5        *        *        *
April 2030 ...................................      14        3        *        *        *
April 2031 ...................................       7        1        *        *        *
April 2032 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    17.1      9.9      4.6      3.4      2.7

--------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-PO Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                        DISCOUNT MORTGAGE      NON-DISCOUNT
      ASSUMED PURCHASE PRICE                 LOANS            MORTGAGE LOANS
-----------------------------------   -------------------   -------------------
Aggregate principal balance .......   $        524,582.30   $     22,825,343.49
Weighted average mortgage rate ....          6.2500000000%               6.7566%
Weighted average servicing fee rate          0.3000000000%               0.3587%
Weighted average remaining term
to maturity (months) ..............                   323                   313

         The pre-tax yield to maturity table for the Class A-PO Certificates under the section entitled "Yield and Prepayment Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-PO
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

 ASSUMED PURCHASE PRICE         0%         6%        18%        24%        30%
-------------------------     -----      -----      -----      -----      -----
$3,006 ..................       2.3%       4.3%      10.0%      13.5%      17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "18% PSA" assumes prepayment rates equal to 18% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The fifth paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                             AT DECEMBER 31, 1999         AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         ------------------------------------------------------------------------------------------
                            BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.      BY DOLLAR
                             OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                            LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                         ------------------------------------------------------------------------------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio .       159,458    $41,799,848        156,842    $41,837,077        142,330    $38,092,093
Period of Delinquency
30 to 59 days ........         2,081        485,414          2,147        488,965          1,968        469,058
60 to 89 days ........           297         66,720            336         72,625            327         75,698
90 days or more ......           301         69,148            307         68,860            333         76,136
Foreclosures Pending .           419        100,940            340         81,219            350         91,964
Total Delinquent Loans         3,098    $   722,221          3,130    $   711,669          2,978    $   712,856
Percent of Loan ......         1.943%         1.728%         1.996%         1.701%         2.092%         1.871%
    Portfolio

[TABLE CONTINUED]

                           AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         -------------------------------------------------------------------------------------
                           BY NO.       BY DOLLAR        BY NO.      BY DOLLAR         BY NO.       BY DOLLAR
                            OF            AMOUNT          OF           AMOUNT           OF           AMOUNT
                           LOANS         OF LOANS        LOANS        OF LOANS         LOANS        OF LOANS
                         -------------------------------------------------------------------------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio .       104,754    $29,652,506         61,336    $19,562,648         51,674    $17,633,235
Period of Delinquency
30 to 59 days ........         1,391        350,118            813        202,438            354        101,882
60 to 89 days ........           256         59,355            180         37,722             80         18,514
90 days or more ......           277         67,047            229         51,671             99         22,840
Foreclosures Pending .           333         80,326            243         58,402            139         31,349
Total Delinquent Loans         2,257    $   556,846          1,465    $   350,233            672    $   174,585
Percent of Loan ......         2.155%         1.878%         2.388%         1.790%         1.300%         0.990%
    Portfolio


-------------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                             AT DECEMBER 31, 1999         AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         -------------------------------------------------------------------------------------------
                            BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.      BY DOLLAR
                             OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                            LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                         -------------------------------------------------------------------------------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio .        31,572    $ 5,733,023         29,442    $ 5,424,670         26,174    $ 4,923,160
Period of Delinquency
30 to 59 days ........           476         87,173            481         80,450            436         72,245
60 to 89 days ........            72         13,317             85         14,464             71         13,138
90 days or more ......            68         14,146             57         12,443             64         12,292
Foreclosures Pending .           113         23,846             87         17,435             79         22,361
Total Delinquent Loans           729    $   138,482            710    $   124,791            650    $   120,036
Percent of Loan ......         2.309%         2.416%         2.412%         2.300%         2.483%         2.438%
    Portfolio

[TABLE CONTINUED]

                           AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         -------------------------------------------------------------------------------------
                           BY NO.       BY DOLLAR        BY NO.      BY DOLLAR         BY NO.       BY DOLLAR
                            OF            AMOUNT          OF           AMOUNT           OF           AMOUNT
                           LOANS         OF LOANS        LOANS        OF LOANS         LOANS        OF LOANS
                         -------------------------------------------------------------------------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio .        20,813    $ 4,388,764         15,134    $ 3,902,833         12,980    $ 3,701,651
Period of Delinquency
30 to 59 days ........           303         56,489            221         45,326             80         18,542
60 to 89 days ........            62         12,354             38          7,098             21          4,011
90 days or more ......            66         16,163             55          9,585             15          2,980
Foreclosures Pending .            68         14,099             53         11,232             26          5,253
Total Delinquent Loans           499    $    99,105            367    $    73,241            142    $    30,786
Percent of Loan ......         2.398%         2.258%         2.425%         1.877%         1.094%         0.832%
    Portfolio


---------------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                                DECEMBER 31, 1999      DECEMBER 31, 2000       DECEMBER 31, 2001
                              --------------------    --------------------    --------------------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $         41,799,848    $         41,837,077    $         38,092,093
Average Portfolio Balance .   $         41,744,291    $         41,712,987    $         40,578,437
Foreclosed Loans ..........   $             36,732    $             18,166    $             11,865
Liquidated Foreclosed Loans   $             40,097    $             57,997    $             35,574
Foreclosed Loans Ratio ....                  0.088%                  0.043%                  0.031%
Gross Loss ................   $              6,022    $             16,608    $              9,085
Gross Loss Ratio ..........                  0.014%                  0.040%                  0.022%
Covered Loss ..............   $              3,549    $              6,438    $              5,451
Net Loss ..................   $              2,473    $             10,170    $              3,633
Net Loss Ratio ............                  0.006%                  0.024%                  0.009%
Excess Recovery ...........   $                333    $                 39    $                  5

[TABLE CONTINUED]

                               AT OR FOR THE YEAR       AT OR FOR THE YEAR      AT OR FOR THE YEAR
                                    ENDED                    ENDED                  ENDED
                               DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004
                              --------------------    --------------------    --------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $         29,652,506    $         19,562,648    $         17,633,235
Average Portfolio Balance .   $         34,185,451    $         23,080,737    $         17,999,485
Foreclosed Loans ..........   $             13,924    $              9,435    $              2,109
Liquidated Foreclosed Loans   $             30,193    $             28,302    $             16,609
Foreclosed Loans Ratio ....                  0.047%                  0.048%                  0.012%
Gross Loss ................   $              5,871    $              5,331    $              2,922
Gross Loss Ratio ..........                  0.017%                  0.023%                  0.016%
Covered Loss ..............   $              3,056    $              4,219    $              1,648
Net Loss ..................   $              2,816    $              1,112    $              1,274
Net Loss Ratio ............                  0.008%                  0.005%                  0.007%
Excess Recovery ...........   $                108    $                 18    $                 68



          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                                DECEMBER 31, 1999      DECEMBER 31, 2000       DECEMBER 31, 2001
                              --------------------    --------------------    --------------------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ......   $          5,733,023    $          5,424,670    $          4,923,160
Average Portfolio Balance .   $          6,483,857    $          5,497,288    $          5,208,164
Foreclosed Loans ..........   $              7,705    $              2,749    $                841
Liquidated Foreclosed Loans   $              7,487    $             10,220    $              5,253
Foreclosed Loans Ratio ....                  0.134%                  0.051%                  0.017%
Gross Loss ................   $              1,142    $              4,343    $              1,657
Gross Loss Ratio ..........                  0.018%                  0.079%                  0.032%
Covered Loss ..............   $                561    $                895    $              1,202
Net Loss ..................   $                581    $              3,449    $                456
Net Loss Ratio ............                  0.009%                  0.063%                  0.009%
Excess Recovery ...........   $                148    $                 25    $                  0


[TABLE CONTINUED]

                               AT OR FOR THE YEAR       AT OR FOR THE YEAR      AT OR FOR THE YEAR
                                    ENDED                    ENDED                  ENDED
                               DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004
                              --------------------    --------------------    --------------------
                                               (Dollar Amounts in Thousands)

Total Loan Portfolio ......   $          4,388,764    $          3,902,833    $          3,701,651
Average Portfolio Balance .   $          4,572,334    $          4,082,685    $          3,702,764
Foreclosed Loans ..........   $              3,323    $              2,051    $                798
Liquidated Foreclosed Loans   $              3,685    $              5,319    $              2,680
Foreclosed Loans Ratio ....                  0.076%                  0.053%                  0.022%
Gross Loss ................   $              1,047    $              1,473    $                581
Gross Loss Ratio ..........                  0.023%                  0.036%                  0.016%
Covered Loss ..............   $                462    $                884    $                227
Net Loss ..................   $                585    $                589    $                353
Net Loss Ratio ............                  0.013%                  0.014%                  0.010%
Excess Recovery ...........   $                  0    $                  0    $                 15

o        The tables above relate only to the mortgage loans referred to above.
         Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding Corporation, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

o Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.

o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

o Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                             AT DECEMBER 31, 1999         AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         ------------------------------------------------------------------------------------------
                                         BY DOLLAR                     BY DOLLAR                     BY DOLLAR
                           BY NO.        AMOUNT OF      BY NO. OF      AMOUNT OF        BY NO.       AMOUNT OF
                          OF LOANS         LOANS          LOANS          LOANS          LOANS         LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

[TABLE CONTINUED]

                           AT DECEMBER 31, 2002           AT DECEMBER 31, 2003          AT DECEMBER 31,2004
                         --------------------------------------------------------------------------------------
                                         BY DOLLAR                     BY DOLLAR                     BY DOLLAR
                          BY NO.OF       AMOUNT OF      BY NO. OF      AMOUNT OF       BY NO.        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS        OF LOANS         LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.


                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                             AT DECEMBER 31, 1999         AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         ------------------------------------------------------------------------------------------
                                         BY DOLLAR                     BY DOLLAR                     BY DOLLAR
                           BY NO.        AMOUNT OF      BY NO. OF      AMOUNT OF        BY NO.       AMOUNT OF
                          OF LOANS         LOANS          LOANS          LOANS          LOANS         LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231
Foreclosures Pending .            80         12,263            113         19,378            198         34,074
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%

[TABLE CONTINUED]

                           AT DECEMBER 31, 2002           AT DECEMBER 31, 2003          AT DECEMBER 31,2004
                         --------------------------------------------------------------------------------------
                                         BY DOLLAR                     BY DOLLAR                     BY DOLLAR
                          BY NO.OF       AMOUNT OF      BY NO. OF      AMOUNT OF       BY NO.        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS        OF LOANS         LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430
Foreclosures Pending .           251         41,335            279         44,333            268         42,461
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%



-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:46                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4(POOL #  4939)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4939
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I     76112BGK0    43,838,000.00  43,838,000.00     6.435823  %  1,354,541.37
A-II    76112BGL8    23,527,600.00  23,527,600.00     6.000000  %     30,808.14
A-III   76112BGM6    62,893,000.00  62,893,000.00     6.500000  %  5,250,974.91
A-IV    76112BGN4    39,137,000.00  39,137,000.00     7.000000  %  1,873,399.29
A-V     76112BGP9    32,330,000.00  32,330,000.00     7.500000  %    840,435.61
A-IO                          0.00           0.00     0.000000  %          0.00
A-PO    76112BGR5         4,386.94       4,386.94     0.000000  %          5.12
R-I     76112BGS3            50.00          50.00     6.000000  %         50.00
R-II    76112BGT1            50.00          50.00     6.000000  %         50.00
M-1     76112BGU8     2,065,900.00   2,065,900.00     6.685021  %      8,289.11
M-2     76112BGV6     1,858,300.00   1,858,300.00     6.685026  %      7,456.15
M-3     76112BGW4       309,700.00     309,700.00     6.685011  %      1,242.62
B-1     76112BGX2       103,200.00     103,200.00     6.685000  %        414.07
B-2     76112BGY0       103,200.00     103,200.00     6.685000  %        414.07
B-3     76112BGZ7       309,903.07     309,903.07     6.685006  %      1,243.44

-------------------------------------------------------------------------------
                  206,480,290.01   206,480,290.01                  9,369,323.90
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       235,111.35  1,589,652.72            0.00       0.00     42,483,458.63
A-II      117,638.00    148,446.14            0.00       0.00     23,496,791.86
A-III     340,286.85  5,591,261.76            0.00       0.00     57,642,025.09
A-IV      228,299.17  2,101,698.46            0.00       0.00     37,263,600.71
A-V       201,957.64  1,042,393.25            0.00       0.00     31,489,564.39
A-IO       40,678.80     40,678.80            0.00       0.00              0.00
A-PO            0.00          5.12            0.00       0.00          4,381.82
R-I             0.25         50.25            0.00       0.00              0.00
R-II            0.25         50.25            0.00       0.00              0.00
M-1        11,503.82     19,792.93            0.00       0.00      2,057,610.89
M-2        10,347.82     17,803.97            0.00       0.00      1,850,843.85
M-3         1,724.54      2,967.16            0.00       0.00        308,457.38
B-1           574.66        988.73            0.00       0.00        102,785.93
B-2           574.66        988.73            0.00       0.00        102,785.93
B-3         1,725.67      2,969.11            0.00       0.00        308,659.63

-------------------------------------------------------------------------------
        1,190,423.48 10,559,747.38            0.00       0.00    197,110,966.11
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I    1000.000000   30.898795     5.363186    36.261981   0.000000  969.101205
A-II   1000.000000    1.309447     5.000000     6.309447   0.000000  998.690553
A-III  1000.000000   83.490610     5.410568    88.901178   0.000000  916.509390
A-IV   1000.000000   47.867728     5.833333    53.701061   0.000000  952.132272
A-V    1000.000000   25.995534     6.246757    32.242291   0.000000  974.004466
A-IO      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-PO   1000.001102    1.167101     0.000000     1.167101   0.000000  998.834001
R-I    1000.000000 1000.000000     5.000000  1005.000000   0.000000    0.000000
R-II   1000.000000 1000.000000     5.000000  1005.000000   0.000000    0.000000
M-1    1000.000000    4.012348     5.568430     9.580778   0.000000  995.987652
M-2    1000.000002    4.012350     5.568434     9.580784   0.000000  995.987652
M-3     999.999986    4.012335     5.568421     9.580756   0.000000  995.987652
B-1     999.999958    4.012306     5.568411     9.580717   0.000000  995.987652
B-2     999.999958    4.012306     5.568411     9.580717   0.000000  995.987652
B-3    1000.000002    4.012351     5.568419     9.580770   0.000000  995.987651

_______________________________________________________________________________


DETERMINATION DATE       21-January-2005
DISTRIBUTION DATE        25-January-2005

Run:     04/26/05     10:32:46                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       46,791.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,039.20

SUBSERVICER ADVANCES THIS MONTH                                       20,358.27
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    23   2,653,995.49

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     197,110,966.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,062

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,540,849.34

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.25004960 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.59975630 %     1.35635920 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.24521000
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              234.61

POOL TRADING FACTOR:                                                95.46236404


Run:     04/26/05     10:32:46                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,011.97
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       800.27

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      43,502,317.21

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          262

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      786,000.56

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     1.15065800 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.65792100 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.78260709
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                               87.10

POOL TRADING FACTOR:                                                96.95136794


Run:     04/26/05     10:32:46                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,137.67
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,003.57

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      24,054,498.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           62

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                        2,844.66

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     2.14357520 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.69928600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.74061291
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              315.40

POOL TRADING FACTOR:                                                99.86891163


Run:     04/26/05     10:32:46                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       13,888.51
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                        6,002.10
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     805,890.76

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      59,120,598.55

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          192

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,152,808.01

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION           0.00000000 %     0.80203810 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.49905500 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.02332001
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              279.00

POOL TRADING FACTOR:                                                91.83941381

Run:        04/26/05     10:57:36                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4(POOL #  4939)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4939
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I     76112BGK0    43,838,000.00  42,483,458.63     6.436363  %  1,840,733.38
A-II    76112BGL8    23,527,600.00  23,496,791.86     6.000000  %    376,183.76
A-III   76112BGM6    62,893,000.00  57,642,025.09     6.500000  %  1,491,214.18
A-IV    76112BGN4    39,137,000.00  37,263,600.71     7.000000  %  1,243,271.26
A-V     76112BGP9    32,330,000.00  31,489,564.39     7.500000  %  1,039,205.29
A-IO                          0.00           0.00     0.000000  %          0.00
A-PO    76112BGR5         4,386.94       4,381.82     0.000000  %          5.14
R-I     76112BGS3            50.00           0.00     6.000000  %          0.00
R-II    76112BGT1            50.00           0.00     6.000000  %          0.00
M-1     76112BGU8     2,065,900.00   2,057,610.89     6.685742  %      8,290.43
M-2     76112BGV6     1,858,300.00   1,850,843.85     6.685744  %      7,457.33
M-3     76112BGW4       309,700.00     308,457.38     6.685721  %      1,242.83
B-1     76112BGX2       103,200.00     102,785.93     6.685662  %        414.14
B-2     76112BGY0       103,200.00     102,785.93     6.685662  %        414.14
B-3     76112BGZ7       309,903.07     308,659.63     6.685733  %      1,243.64

-------------------------------------------------------------------------------
                  206,480,290.01   197,110,966.11                  6,009,675.52
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       227,865.81  2,068,599.19            0.00       0.00     40,642,725.25
A-II      117,483.96    493,667.72            0.00       0.00     23,120,608.10
A-III     312,227.64  1,803,441.82            0.00       0.00     56,150,810.91
A-IV      217,371.00  1,460,642.26            0.00       0.00     36,020,329.45
A-V       196,705.17  1,235,910.46            0.00       0.00     30,450,359.10
A-IO       39,077.47     39,077.47            0.00       0.00              0.00
A-PO            0.00          5.14            0.00       0.00          4,376.68
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        11,462.78     19,753.21            0.00       0.00      2,049,320.46
M-2        10,310.90     17,768.23            0.00       0.00      1,843,386.52
M-3         1,718.39      2,961.22            0.00       0.00        307,214.55
B-1           572.61        986.75            0.00       0.00        102,371.79
B-2           572.61        986.75            0.00       0.00        102,371.79
B-3         1,719.52      2,963.16            0.00       0.00        307,415.99

-------------------------------------------------------------------------------
        1,137,087.86  7,146,763.38            0.00       0.00    191,101,290.59
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     969.101205   41.989447     5.197906    47.187353   0.000000  927.111758
A-II    998.690553   15.989041     4.993453    20.982494   0.000000  982.701512
A-III   916.509390   23.710336     4.964426    28.674762   0.000000  892.799054
A-IV    952.132272   31.767158     5.554105    37.321263   0.000000  920.365114
A-V     974.004466   32.143683     6.084292    38.227975   0.000000  941.860783
A-IO      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-PO    998.833583    1.171660     0.000000     1.171660   0.000000  997.661924
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     995.987652    4.012987     5.548565     9.561552   0.000000  991.974665
M-2     995.987650    4.012985     5.548566     9.561551   0.000000  991.974665
M-3     995.987646    4.012980     5.548563     9.561543   0.000000  991.974665
B-1     995.987650    4.012984     5.548547     9.561531   0.000000  991.974665
B-2     995.987650    4.012984     5.548547     9.561531   0.000000  991.974665
B-3     995.987660    4.012997     5.548574     9.561571   0.000000  991.974664

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       44,849.21
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,256.59

SUBSERVICER ADVANCES THIS MONTH                                       20,739.59
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,412,174.01

 (B)  TWO MONTHLY PAYMENTS:                                    5     986,163.02

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     191,101,290.59

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,032

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,204,227.71

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.59975630 %     1.35635920 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.53424950 %     1.39337660 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.24410200
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              234.29

POOL TRADING FACTOR:                                                92.55183174


Run:     04/26/05     10:57:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,731.81
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,309.10

SUBSERVICER ADVANCES THIS MONTH                                        3,210.87
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     304,651.92

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      41,648,375.23

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          255

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,289,973.24

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.65792100 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.58538000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.78394765
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                               86.40

POOL TRADING FACTOR:                                                92.81958319


Run:     04/26/05     10:57:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,162.43
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,008.88

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      23,677,654.70

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           61

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      348,390.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.69928600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.66542700 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.74053197
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              314.70

POOL TRADING FACTOR:                                                98.30434183


Run:     04/26/05     10:57:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       12,869.42
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,146.41

SUBSERVICER ADVANCES THIS MONTH                                        9,075.85
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4     582,814.10

 (B)  TWO MONTHLY PAYMENTS:                                    1     570,160.32

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      57,626,946.56

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          187

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,396,176.40

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.49905500 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.43846300 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.02290134
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              278.30

POOL TRADING FACTOR:                                                89.51913752

Run:        04/07/05     13:17:45                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4(POOL #  4939)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4939
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I     76112BGK0    43,838,000.00  40,642,725.25     6.437858  %  1,646,151.12
A-II    76112BGL8    23,527,600.00  23,120,608.10     6.000000  %    327,063.66
A-III   76112BGM6    62,893,000.00  56,150,810.91     6.500000  %  1,973,282.97
A-IV    76112BGN4    39,137,000.00  36,020,329.45     7.000000  %  1,336,599.69
A-V     76112BGP9    32,330,000.00  30,450,359.10     7.500000  %    747,398.08
A-IO                          0.00           0.00     0.000000  %          0.00
A-PO    76112BGR5         4,386.94       4,376.68     0.000000  %          5.17
R-I     76112BGS3            50.00           0.00     6.000000  %          0.00
R-II    76112BGT1            50.00           0.00     6.000000  %          0.00
M-1     76112BGU8     2,065,900.00   2,049,320.46     6.686656  %      8,439.29
M-2     76112BGV6     1,858,300.00   1,843,386.52     6.686661  %      7,591.24
M-3     76112BGW4       309,700.00     307,214.55     6.686676  %      1,265.13
B-1     76112BGX2       103,200.00     102,371.79     6.686686  %        421.58
B-2     76112BGY0       103,200.00     102,371.79     6.686686  %        421.58
B-3     76112BGZ7       309,903.07     307,415.99     6.686666  %      1,265.96

-------------------------------------------------------------------------------
                  206,480,290.01   191,101,290.59                  6,049,905.47
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       218,043.40  1,864,194.52            0.00       0.00     38,996,574.13
A-II      115,603.04    442,666.70            0.00       0.00     22,793,544.44
A-III     304,150.23  2,277,433.20            0.00       0.00     54,177,527.94
A-IV      210,118.59  1,546,718.28            0.00       0.00     34,683,729.76
A-V       190,210.31    937,608.39            0.00       0.00     29,702,961.02
A-IO       37,833.13     37,833.13            0.00       0.00              0.00
A-PO            0.00          5.17            0.00       0.00          4,371.51
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        11,418.12     19,857.41            0.00       0.00      2,040,881.17
M-2        10,270.73     17,861.97            0.00       0.00      1,835,795.28
M-3         1,711.70      2,976.83            0.00       0.00        305,949.42
B-1           570.38        991.96            0.00       0.00        101,950.21
B-2           570.38        991.96            0.00       0.00        101,950.21
B-3         1,712.82      2,978.78            0.00       0.00        306,150.03

-------------------------------------------------------------------------------
        1,102,212.83  7,152,118.30            0.00       0.00    185,051,385.12
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     927.111758   37.550781     4.973845    42.524626   0.000000  889.560977
A-II    982.701512   13.901276     4.913508    18.814784   0.000000  968.800236
A-III   892.799054   31.375240     4.835995    36.211235   0.000000  861.423814
A-IV    920.365114   34.151818     5.368797    39.520615   0.000000  886.213296
A-V     941.860782   23.117788     5.883400    29.001188   0.000000  918.742995
A-IO      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-PO    997.662247    1.178498     0.000000     1.178498   0.000000  996.483749
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     991.974663    4.085043     5.526947     9.611990   0.000000  987.889621
M-2     991.974666    4.085045     5.526949     9.611994   0.000000  987.889621
M-3     991.974671    4.085050     5.526962     9.612012   0.000000  987.889621
B-1     991.974698    4.085078     5.526938     9.612016   0.000000  987.889621
B-2     991.974698    4.085078     5.526938     9.612016   0.000000  987.889621
B-3     991.974670    4.085051     5.526954     9.612005   0.000000  987.889619

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:17:45                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,569.17
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,744.55

SUBSERVICER ADVANCES THIS MONTH                                       27,876.05
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,391,594.30

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     750,282.12


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        323,505.83

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     185,051,385.12

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,002

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,253,635.96

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.53424950 %     1.39337660 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.46412260 %     1.43300480 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.24343300
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              233.46

POOL TRADING FACTOR:                                                89.62181577


Run:     04/07/05     13:17:45                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,340.41
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,491.44

SUBSERVICER ADVANCES THIS MONTH                                        3,211.23
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     303,206.23

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      39,988,765.35

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          250

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,102,223.41

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.58538000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.51882500 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.77096641
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                               85.50

POOL TRADING FACTOR:                                                89.12089635


Run:     04/07/05     13:17:45                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,031.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       515.85

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      23,349,925.79

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           60

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      299,449.54

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.66542700 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.63548200 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.74521152
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              313.50

POOL TRADING FACTOR:                                                96.94368449


Run:     04/07/05     13:17:45                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       12,576.49
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,227.42

SUBSERVICER ADVANCES THIS MONTH                                        5,811.36
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     170,174.08

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     570,160.32


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      55,651,178.94

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          180

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,878,768.97

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.43846300 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.35198600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.02208343
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              277.60

POOL TRADING FACTOR:                                                86.44993077

Run:        04/25/05     12:55:20                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4(POOL #  4939)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4939
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I     76112BGK0    43,838,000.00  38,996,574.13     6.428277  %  2,411,450.31
A-II    76112BGL8    23,527,600.00  22,793,544.44     6.000000  %    416,075.14
A-III   76112BGM6    62,893,000.00  54,177,527.94     6.500000  %  1,198,929.87
A-IV    76112BGN4    39,137,000.00  34,683,729.76     7.000000  %  1,825,055.64
A-V     76112BGP9    32,330,000.00  29,702,961.02     7.500000  %  1,138,006.84
A-IO                          0.00           0.00     0.000000  %          0.00
A-PO    76112BGR5         4,386.94       4,371.51     0.000000  %          5.19
R-I     76112BGS3            50.00           0.00     6.000000  %          0.00
R-II    76112BGT1            50.00           0.00     6.000000  %          0.00
M-1     76112BGU8     2,065,900.00   2,040,881.17     6.685242  %      8,481.87
M-2     76112BGV6     1,858,300.00   1,835,795.28     6.685242  %      7,629.53
M-3     76112BGW4       309,700.00     305,949.42     6.685223  %      1,271.52
B-1     76112BGX2       103,200.00     101,950.21     6.685263  %        423.70
B-2     76112BGY0       103,200.00     101,950.21     6.685263  %        423.70
B-3     76112BGZ7       309,903.07     306,150.03     6.685232  %      1,272.36

-------------------------------------------------------------------------------
                  206,480,290.01   185,051,385.12                  7,009,025.67
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       208,900.65  2,620,350.96            0.00       0.00     36,585,123.82
A-II      113,967.72    530,042.86            0.00       0.00     22,377,469.30
A-III     293,461.61  1,492,391.48            0.00       0.00     52,978,598.07
A-IV      202,321.76  2,027,377.40            0.00       0.00     32,858,674.12
A-V       185,539.34  1,323,546.18            0.00       0.00     28,564,954.18
A-IO       36,889.40     36,889.40            0.00       0.00              0.00
A-PO            0.00          5.19            0.00       0.00          4,366.32
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        11,368.66     19,850.53            0.00       0.00      2,032,399.30
M-2        10,226.24     17,855.77            0.00       0.00      1,828,165.75
M-3         1,704.28      2,975.80            0.00       0.00        304,677.90
B-1           567.91        991.61            0.00       0.00        101,526.51
B-2           567.91        991.61            0.00       0.00        101,526.51
B-3         1,705.40      2,977.76            0.00       0.00        304,877.67

-------------------------------------------------------------------------------
        1,067,220.88  8,076,246.55            0.00       0.00    178,042,359.45
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     889.560977   55.008219     4.765287    59.773506   0.000000  834.552758
A-II    968.800236   17.684555     4.844001    22.528556   0.000000  951.115681
A-III   861.423814   19.063010     4.666046    23.729056   0.000000  842.360804
A-IV    886.213296   46.632487     5.169578    51.802065   0.000000  839.580809
A-V     918.742995   35.199717     5.738922    40.938639   0.000000  883.543278
A-IO      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-PO    996.484774    1.185336     0.000000     1.185336   0.000000  995.299438
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     987.889619    4.105649     5.503006     9.608655   0.000000  983.783970
M-2     987.889621    4.105650     5.503008     9.608658   0.000000  983.783970
M-3     987.889621    4.105651     5.503003     9.608654   0.000000  983.783970
B-1     987.889590    4.105620     5.503004     9.608624   0.000000  983.783970
B-2     987.889590    4.105620     5.503004     9.608624   0.000000  983.783970
B-3     987.889607    4.105639     5.503011     9.608650   0.000000  983.783968

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:20                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,894.25
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,179.00

SUBSERVICER ADVANCES THIS MONTH                                       19,923.87
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,308,268.69

 (B)  TWO MONTHLY PAYMENTS:                                    5     327,547.02

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      86,459.17


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        602,805.80

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     178,042,359.44

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          971

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,230,523.59

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.46412260 %     1.43300480 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.37524620 %     1.48322810 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.24241500
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              233.56

POOL TRADING FACTOR:                                                86.22729047


Run:     04/25/05     12:55:20                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,621.94
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                        4,421.92
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     369,349.65

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      37,563,695.84

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          244

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,876,168.42

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.51882500 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.39490000 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.77267424
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                               83.40

POOL TRADING FACTOR:                                                83.71626916


Run:     04/25/05     12:55:20                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        5,942.36
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      22,933,182.84

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           59

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      388,714.56

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.63548200 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.59539600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.74515018
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              312.30

POOL TRADING FACTOR:                                                95.21346070


Run:     04/25/05     12:55:20                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL4 (POOL #  4939)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4939
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       12,222.41
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,179.00

SUBSERVICER ADVANCES THIS MONTH                                        6,339.22
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     242,623.37

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        570,160.32

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      54,449,823.15

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          175

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,109,743.19

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.35198600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.29801700 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,064,803.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,254,823.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.02160416
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              277.30

POOL TRADING FACTOR:                                                84.58371469